Exhibit 10.1

PLUMAS BANK

SALARY CONTINUATION AGREEMENT

ANDREW J. RYBACK

WHEREAS, Plumas Bank (hereinafter "Employer") established the Plumas Bank Executive Salary Continuation Agreement originally effective August 23, 2005, with an Amended and Restated Executive Salary Continuation Agreement, effective December 17, 2008 (hereinafter "Agreement"), for Andrew J. Ryback (hereinafter "Executive"); and

WHEREAS, the Employer's intention is to have the Agreement comply with Internal Revenue Code Section 409A (hereinafter "IRC 409A) and provide certain benefits to the Executive in the form of supplemental retirement deferred compensation payments which shall commence upon the certain events within the Executive's Agreement; and

WHEREAS, the Employer now wishes to amend the Agreement to increase the supplemental retirement deferred compensation annual benefit, which is in line with the desires of the Employer and the associated Employer's Board of Directors as it relates to the benefit provided for within the Agreement; and

WHEREAS, Article 15, Amendment, Section 15.10, Amendments, of the Agreement provides the Bank with the authority to amend and modify the Agreement with the consent of the Executive, evidenced through their execution of such amendment.

NOW THEREFORE, the Employer, pursuant to the authority within the Agreement and consent of the Executive, does hereby amend the Agreement as follows:

Article 1, Terms and Definitions, Section 1.02, Annual Benefit, is hereby deleted in its entirety and revised to read as follows:

"1.02 Annual Benefit. The term "Annual Benefit" shall mean an annual sum of one hundred forty thousand dollars ($140,000) multiplied by the Applicable Percentage (defined below) and then reduced to the extent required: (i) under the other provisions of this Agreement; (ii) by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; and (iii) in order for the Employer to properly comply with any and all applicable state and federal laws, including, but limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI). "

IN WITNESS WHEREOF, the Bank has executed this Amendment on the 1st day of February 2022.

Plumas Bank

By: /s/ Richard Belstock

Richard Belstock, Executive Vice President and Chief Financial Officer

Date: 2/1/2022

Andrew J. Ryback

By: /s/ Andrew Ryback

Title: President and Chief Executive Officer

Date: 2/1/2022